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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported) July 2, 1999.

                                A V N E T, I N C.
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             (Exact name of Registrant as Specified in its Charter)

          New York                    1-4224                   11-1890605
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(State or Other Jurisdiction       (Commission             (I.R.S. Employer
    of Incorporation)              File Number)           Identification No.)

2211 South 47th Street, Phoenix, Arizona                         85034
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's Telephone Number, Including Area Code  - (602) 643-2000
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                                 Not Applicable
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         (Former Name or Former Address if Changed Since Last Report)
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Item 2. Acquisition or Disposition of Assets


On June 7, 1999, Registrant and Electrocomponents plc, a corporation formed under the laws of England ("Electrocomponents"), entered into an agreement whereby Registrant agreed to sell all of the outstanding shares of Allied Electronics, Inc. ("Allied"), a wholly-owned subsidiary of Registrant, to Electrocomponents. Allied is a U.S. based broad line catalog distributor of active and passive electronic components, test equipment and electronic equipment, which it sells in small order quantities by means of its catalog, via its web site and through telesales operations. Allied had sales of approximately $150 million for the fiscal year ended July 2, 1999. Effective as of the close of business on July 2, 1999, the Registrant, through its wholly owned subsidiary Avnet Corporate Services Group, Inc. sold all of the shares in Allied to a subsidiary of Electrocomponents for $380,000,000 in cash.



Item 7. Financial Statements and Exhibits.

            (a)   Inapplicable.

            (b)   Inapplicable.

            (c)   Exhibits:

            Exhibit (2): Stock Purchase Agreement, dated June 7, 1999 between Avnet, Inc. and Electrocomponents plc.






                                S I G N A T U R E

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AVNET, INC.
                                          (Registrant)

Date:  July  16, 1999                     By:   /s/  Raymond Sadowski
                                          Senior Vice President and
                                          Chief Financial Officer
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                                  EXHIBIT INDEX


Exhibit Number          Description of Exhibit
--------------          ----------------------
      2                 Stock Purchase Agreement Stock Purchase Agreement,
                        dated June 7, 1999 between Avnet, Inc. and
                        Electrocomponents plc.